As filed with the Securities and Exchange Commission on November 14, 2006


                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                           CADIZ INC.
     (Exact name of registrant as specified in its charter)


            DELAWARE                               77-0313235
(State or other jurisdiction of                  (IRS Employer
 incorporation or organization)                Identification No.)

               777 S. FIGUEROA STREET, SUITE 4250
                  LOS ANGELES, CALIFORNIA 90017
            (Address of principal executive offices)


               OUTSIDE DIRECTOR COMPENSATION PLAN
                    (Full title of the plans)

                         KEITH BRACKPOOL
                     CHIEF EXECUTIVE OFFICER
                           CADIZ INC.
               777 S. FIGUEROA STREET, SUITE 4250
                  LOS ANGELES, CALIFORNIA 90017
             (Name and address of agent for service)

                         (213) 271-1600
  (Telephone number, including area code, of agent for service)


                  Copies of communications to:
                    HOWARD UNTERBERGER, ESQ.
                      J. BRAD WIGGINS, ESQ.
                      TORRIE M. BYERS, ESQ.
       STEPHAN, ORINGHER, RICHMAN, THEODORA & MILLER, P.C.
               2029 CENTURY PARK EAST, SIXTH FLOOR
                  LOS ANGELES, CALIFORNIA 90067
                         (310) 557-2009




                          CALCULATION OF REGISTRATION FEE

                                       Proposed      Proposed
                                       maximum       maximum
Title of                               offering      aggregate      Amount of
securities to          Amount to be    price         offering       registration
be registered          registered      per unit(2)   price(2)       fee
--------------------------------------------------------------------------------

Common Stock(1)        50,000 shares   $ 19.60      $ 980,000      $  107.00

--------------------------------------------------------------------------------

(1)  These securities are issuable under the Cadiz Inc.
     Outside Director Compensation Plan (the "Plan").

(2)  Pursuant to Rule 457(h) and Rule 457(c) under the
     Securities Act of 1933, as amended, the offering price and the amount of the fee for these shares were computed based on the average of the high and low prices of the Company's Common Stock as reported by the Nasdaq Global Market for November 8, 2006, which date is within five business days prior to the initial filing date of this registration statement.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

     This registration statement registers shares issuable under the Cadiz Inc. Outside Outside Director Compensation Plan (the
"Plan").

     The prospectus documents containing the information specified in Part I of Form S-8 need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), but will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

     The shares registered by this registration statement for issuance under the Plan may be resold by the recipients of the shares pursuant to the Reoffer Prospectus that has been prepared in accordance with Instruction C to Form S-8 and included in Part I of this registration statement.


                       REOFFER PROSPECTUS

                  50,000 Shares of Common Stock

                           CADIZ INC.

     The shares of common stock, $0.01 par value per share, of Cadiz Inc. ("Cadiz") covered by this Reoffer Prospectus (the "Shares") may be offered and sold to the public by selling stockholders of Cadiz named in this Reoffer Prospectus (the "Selling Stockholders"). The Selling Stockholders have acquired the Shares pursuant to the Cadiz Outside Director Compensation Plan (the "Plan").

     The Selling Stockholders may be deemed to be affiliates of Cadiz and, as such, would be subject to limitations on their ability to sell the Shares outside of this Reoffer Prospectus pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). This Reoffer Prospectus has been prepared to allow for future sales by the Selling Stockholders to the public without limitation.

     Our common stock is traded on the Nasdaq Global Market under the symbol "CDZI." On November 8, 2006, the last reported sale price of our common stock on Nasdaq was $19.50.

     The Selling Stockholders may sell their Shares directly or indirectly in one or more transactions on the Nasdaq Global Market (formerly the Nasdaq National Market), in negotiated transactions, or both. These sales may occur at fixed prices that are subject to change, at prevailing market prices, or at negotiated prices. The Selling Stockholders may sell Shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the shares or both. See "Plan of Distribution."

     Cadiz will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

                           -----------

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 5.

                           -----------

     The Securities and Exchange Commission and state securities commissions have not approved or disapproved these securities or determined if this Reoffer Prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

                           -----------

    The date of this Reoffer Prospectus is November 14, 2006.



                        TABLE OF CONTENTS

                                                             Page

Where You Can Find More Information. . . . . . . . . . . . . . .2

Incorporation of Certain Documents by Reference. . . . . . . . .3

The Company. . . . . . . . . . . . . . . . . . . . . . . . . . .4

Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . 5

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . .7

Selling Stockholders. . . . . . . . . . . . . . . . . . . . . . 7

Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . 8

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . .9

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9


     You should rely only on the information contained in this Reoffer Prospectus or any supplement. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this Reoffer Prospectus. The Selling Stockholders are offering to sell Shares and seeking offers to buy Shares only in jurisdictions where offers and sales are permitted. The information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of the Shares.


               WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 under the Securities Act with respect to the Shares of common stock offered hereby. This Reoffer Prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to Cadiz and the Shares offered hereby, reference is made to the registration statement and the exhibits thereto.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Commission. The Registration Statement, including exhibits, and the reports and other information filed by Cadiz can be inspected without charge at the public reference facilities maintained by the Commission at the Commission's principal office at 100 F. Street, N.E., Washington, D.C., 20549. You can request copies of these documents upon payment of a duplicating fee by writing to the Commission. You may call the Commission at 1-800-SEC-0330 for further information on the operation of its public reference room. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov. Cadiz shares are traded on the Nasdaq Global Market under the symbol "CDZI."


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

(a) our Current Report on Form 8-K dated January 6, 2006, filed on January 10, 2006;

(b) our Current Report on Form 8-K dated January 25, 2006, filed on January 27, 2006;

(c)  our Annual Report on Form 10-K for the year ended December
     31, 2005, filed on March 16, 2006 and as amended by Amendment No. 1 on Form 10-K/A filed on April 28, 2006;

(d)  our Quarterly Report on Form 10-Q for the quarter ended
     March 31, 2006, filed on May 10, 2006;

(e) our Current Report on Form 8-K dated June 26, 2006, filed on June 30, 2006;

(f) our Current Report on Form 8-K dated June 30, 2006, filed on July 6, 2006;

(g) our Current Report on Form 8-K dated July 31, 2006, filed on August 2, 2006;

(h)  our Quarterly Report on Form 10-Q for the quarter ended
     June 30, 2006, filed on August 9, 2006;

(i) our Current Report on Form 8-K dated October 4, 2006, filed on October 4, 2006;

(j)  our Quarterly Report on Form 10-Q for the quarter ended
     September 30, 2006, filed on November 9, 2006;

(k) the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange
     Act on May 8, 1984, as amended by reports on:

       *  Form 8-K filed with the SEC on May 26, 1988;

       *  Form 8-K filed with the SEC on June 2, 1992;

       *  Form 8-K filed with the SEC on May 18, 1999; and

       *  Annual Report on Form 10-K for the year ended December
          31, 2003, filed on November 2, 2004

     All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

     Cadiz will provide without charge to any person to whom this Reoffer Prospectus is delivered, upon written or oral request of such person, a copy of each document incorporated by reference in the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this Reoffer Prospectus). Requests should be directed to O'Donnell Iselin II, Chief Financial Officer, at Cadiz, 777 South Figueroa Street, Suite 4250, Los Angeles, California 90017. Cadiz' telephone number is (213) 271-1600 and its website is located at www.cadizinc.com. Information on the website is not incorporated by reference into this Reoffer Prospectus.


                           THE COMPANY

     Our primary asset consists of three blocks of land in eastern San Bernardino County, California totaling approximately 45,000 acres. Virtually all of this land is underlain by high-quality groundwater resources with demonstrated potential for various applications, including water storage and supply programs and recreational, residential, and agricultural development. Two of the three properties are located in proximity to the Colorado River Aqueduct, the major source of imported water for southern California. The third property is located near the Colorado River.

     The value of these assets derives from a combination of projected population increases and limited water supplies throughout southern California. In addition, most of the major population centers in southern California are not located where significant precipitation occurs, requiring the importation of water from other parts of the state. We therefore believe that a competitive advantage exists for companies that can provide high quality, reliable, and affordable water to major population centers.

     We expect to be able to use our land assets and related water resources to participate in a broad variety of asset development programs, including water storage and supply, exchange, and conservation programs with public agencies and other parties.

     Our principal executive offices are located at 777 S.
Figueroa Street, Suite 4250, Los Angeles, California 90401-90017 and our telephone number is (213) 271-1600.


                          RISK FACTORS

Our business is subject to a number of risks, including those described below.

OUR DEVELOPMENT ACTIVITIES HAVE NOT GENERATED SIGNIFICANT
REVENUES.

     At present, our development activities are focused on water resource development at our San Bernardino County properties. We have not received significant revenues from our development activities to date and we do not know when, if ever, we will receive operating revenues from our development activities. As a result, we continue to incur a net loss from operations.

WE MAY NEVER GENERATE SIGNIFICANT REVENUES OR BECOME PROFITABLE
UNLESS WE ARE ABLE TO SUCCESSFULLY IMPLEMENT PROGRAMS TO DEVELOP
OUR LAND ASSETS AND RELATED WATER RESOURCES.

     We do not know the terms, if any, upon which we may be able to proceed with our water development programs. Regardless of the form of our water development programs, the circumstances under which transfers or storage of water can be made and the profitability of any transfers or storage are subject to significant uncertainties, including hydrologic risks of variable water supplies, risks presented by allocations of water under existing and prospective priorities, and risks of adverse changes to or interpretations of U.S. federal, state and local laws, regulations and policies. Additional risks attendant to such programs include our ability to obtain all necessary regulatory approvals and permits, possible litigation by environmental or other groups, unforeseen technical difficulties, general market conditions for water supplies, and the time gap needed to generate significant operating revenues from such programs after operations commence.

OUR FAILURE TO MAKE TIMELY PAYMENTS OF PRINCIPAL AND INTEREST ON
OUR INDEBTEDNESS MAY RESULT IN A FORECLOSURE ON OUR ASSETS.

     Effective June 29, 2006, we entered into a new senior secured convertible loan facility with an initial principal balance of $36.375 million. Our assets have been put up as collateral to secure the payment of this debt. If we cannot generate sufficient cash flow to make timely payments of principal and interest on this indebtedness, or if we otherwise fail to comply with the terms of agreements governing our indebtedness, we may default on our obligations. If we default on our obligations, our lenders may sell off the assets that we have put up as collateral. This, in turn, may result in a cessation or sale of our operations.

THE ISSUANCE OF SHARES UNDER OUR MANAGEMENT EQUITY INCENTIVE PLAN
WILL IMPACT EARNINGS.

     Under applicable accounting rules, the issuance of shares and options under our Management Incentive Equity Plan will result in a charge to earnings based on the value of our common stock at the time of issue and the valuation of options at the time of their award and will be recorded over the vesting period in proportion to the quantities vested. Our Management Equity Incentive Plan provides for the issuance of up to 1,472,051 shares of common stock. We have issued stock or options to purchase stock representing 1,459,712 of the shares authorized for issuance under this Management Equity Incentive Plan. Based on the trading price of our common stock at the time of such issuances, such issuances resulted in a charge to our earnings of $16.7 million for our fiscal year ended December 31, 2005 and will result in a further significant charge to our earnings for our fiscal year ended December 31, 2006. The cost of approximately 89% of the shares and options issued in our fiscal year ended December 31, 2005 was an expense during 2005.

WE MAY NOT BE ABLE TO OBTAIN THE FINANCING WE NEED TO IMPLEMENT
OUR ASSET DEVELOPMENT PROGRAMS.

     We may require additional capital to finance our operations until such time as our asset development operations produce revenues. We cannot assure you that our current lenders, or any other lenders, will give us additional credit should we seek it. If we are unable to obtain additional credit, we may engage in further equity financings. Our ability to obtain equity financing will depend, among other things, on the status of our asset development programs and general conditions in the capital markets at the time funding is sought. Any further equity financings would result in the dilution of ownership interests of our current stockholders.

WE HAVE REGISTERED FOR RESALE SHARES ISSUABLE UPON CONVERSION OF
THE LOAN UNDER OUR NEW CREDIT FACILITY AND ARE SUBJECT TO ADVERSE
CONSEQUENCES IF THE REGISTRATION OF THE SHARES DOES NOT REMAIN
EFFECTIVE.

     Pursuant to the registration rights agreement which we entered into as a condition to the loan under our new credit facility, we have filed a registration statement with the SEC covering the resale of all shares issuable upon conversion of the loan. This registration statement was declared effective on August 11, 2006. We are required to maintain the effectiveness of this registration statement for at least 180 days after it was declared effective. We must pay to the holders of the loan an amount in cash equal to 0.5% of the initial principal amount of the loan for each 30 day period (or portion thereof) during which this requirement is not satisfied.

THE SALE OF SHARES COVERED BY THIS PROSPECTUS AND FUTURE SALES OF
COMMON STOCK COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK
AND DILUTE OUR FUTURE EARNINGS PER SHARE.

     The registration for resale of common stock under this prospectus increases the number of outstanding shares of our common stock eligible for resale. The sale, or availability for sale, of these shares, along with other shares which we have previously registered for resale, could cause decreases in the market price of our common stock, particularly in the event that a large number of shares were sold in the public market over a short period of time. Similarly, the perception that additional shares of our common stock could be sold in the public market in the future, could cause a reduction in the trading price of our stock.

WE ARE RESTRICTED BY CONTRACT FROM PAYING DIVIDENDS AND WE DO NOT
INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

     Any return on investment on our common stock will depend primarily upon the appreciation in the price of our common stock. To date, we have never paid a cash dividend on our common stock. The loan documents governing our senior secured convertible loan facility prohibit the payment of dividends while such facilities are outstanding. As we have a history of operating losses, we have been unable to date to pay dividends. Even if we post a profit in future years, we currently intend to retain all future earnings for the operation of our business. As a result, we do not anticipate that we will declare any dividends in the foreseeable future.

                         USE OF PROCEEDS

     Cadiz will not receive any proceeds from the sale of shares that may be sold pursuant to this Reoffer Prospectus for the accounts of the respective Selling Stockholders. The Selling Stockholders will receive all such proceeds, net of brokerage commissions, if any. See "Selling Stockholders" and "Plan of Distribution."

                      SELLING STOCKHOLDERS

     This Reoffer Prospectus relates to shares of common stock that have been acquired by the Selling Stockholders pursuant to the Plan. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of Cadiz.

     The following is a list, as of November 14, 2006, of the Selling Stockholders and the number of shares held and offered for sale by each Selling Stockholder. This Reoffer Prospectus will be amended or supplemented in the future to provide the names and numbers of shares held and offered for sale by Selling Stockholders to the extent that Shares offered for sale under this Reoffer Prospectus have not yet been issued to participants under the Incentive Plan.

                                                                   Number of
                                                                   Shares to
                                       Number      Number of       Be Owned
                      Position in      of Shares   Shares to Be    After the
Name                  the Company      Owned(1)    Offered(2)      Offering(3)
----                  -----------      ---------   ------------    -----------

Murray Hutchison       Director         15,209        10,209          5,000


Timothy J. Shaheen     Director         59,659         2,369         57,290


Raymond J. Pacini      Director          1,510         1,510             -0-

-------------------------

(1) Represents shares beneficially owned by the named individual, including shares that such person has the right to acquire within 60 days of the date of this Reoffer
     Prospectus. Unless otherwise noted, all persons referred to above have sole voting and sole investment power.

(2)  Includes all Shares issued to date to the named Selling
     Stockholders under the Plan. All of such Shares are being registered under the registration statement of which this Reoffer Prospectus is a part.

(3) Does not constitute a commitment to sell any or all of the stated number of Shares of Common Stock. The number of Shares offered shall be determined from time to time by each Selling Stockholder at his or her sole discretion.


                      PLAN OF DISTRIBUTION

     The shares of common stock offered by this prospectus will be offered and sold by the Selling Stockholders named in this prospectus, by their donees, or by their other successors in interest. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, other than fees of counsel, if any, retained individually by the Selling Stockholders, and any discounts or commissions payable with respect to sales of the shares.

     The Selling Stockholders from time to time may offer and sell the shares in transactions in the Nasdaq Global Market at market prices prevailing at the time of sale. The Selling Stockholders from time to time may also offer and sell the shares in private transactions at negotiated prices. The Selling Stockholders may sell their shares directly or to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation may be in excess of customary commissions.

     From time to time, a Selling Stockholder may pledge or grant a security interest in some or all of the shares which the Selling Stockholder owns. If a Selling Stockholder defaults in the performance of the Selling Stockholder's secured obligations, the pledgees or secured parties may offer and sell the shares from time to time by this prospectus (except, in some cases, if the pledgees or secured parties are broker-dealers or are affiliated with broker-dealers). The Selling Stockholders also may transfer and donate shares in other circumstances. Donees may also offer and sell the shares from time to time by this prospectus (except, in some cases, if the donees are broker-dealers or are affiliated with broker-dealers). The number of shares beneficially owned by a Selling Stockholder will decrease as and when a Selling Stockholder donates such stockholder's shares or defaults in performing obligations secured by such stockholder's shares. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the donees, pledgees, other secured parties or other successors in interest will be Selling Stockholders for purposes of this prospectus.

     To the extent necessary, we may amend or supplement this Reoffer Prospectus from time to time to describe a specific plan of distribution.

     The Selling Stockholders and any broker-dealers acting in connection with the sale of the shares covered by this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of the shares as principals may be deemed to be underwriting compensation under the Securities Act of 1933.

     In addition to any shares sold hereunder, Selling Stockholders may, at the same time, sell any shares of common stock owned by them, including the Shares, in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus. There can be no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereby.

     We will pay all expenses of the registration of the shares.
We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares.


                          LEGAL MATTERS

     The validity of the shares being offered hereby has been passed upon for Cadiz by Stephan, Oringher, Richman, Theodora &
Miller, P.C., Los Angeles, California.


                             EXPERTS

     The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration Statement:

(a) our Current Report on Form 8-K dated January 6, 2006, filed on January 10, 2006;

(b) our Current Report on Form 8-K dated January 25, 2006, filed on January 27, 2006;

(c)  our Annual Report on Form 10-K for the year ended December
     31, 2005, filed on March 16, 2006 and as amended by Amendment No. 1 on Form 10-K/A filed on April 28, 2006;

(d)  our Quarterly Report on Form 10-Q for the quarter ended
     March 31, 2006, filed on May 10, 2006;

(e) our Current Report on Form 8-K dated June 26, 2006, filed on June 30, 2006;

(f) our Current Report on Form 8-K dated June 30, 2006, filed on July 6, 2006;

(g) our Current Report on Form 8-K dated July 31, 2006, filed on August 2, 2006;

(h)  our Quarterly Report on Form 10-Q for the quarter ended
     June 30, 2006, filed on August 9, 2006;

(i) our Current Report on Form 8-K dated October 4, 2006, filed on October 4, 2006;

(j)  our Quarterly Report on Form 10-Q for the quarter ended
     September 30, 2006, filed on November 9, 2006;

(k) the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange
     Act on May 8, 1984, as amended by reports on:

       *  Form 8-K filed with the SEC on May 26, 1988;

       *  Form 8-K filed with the SEC on June 2, 1992;

       *  Form 8-K filed with the SEC on May 18, 1999; and

       *  Annual Report on Form 10-K for the year ended December
          31, 2003, filed on November 2, 2004

    In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits the registrant's Board of Directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The registrant's Bylaws provide for mandatory indemnification of directors and officers of the registrant, and those serving at the request of the registrant as directors, officers, employees, or agents of other entities (collectively, "Agents"), to the maximum extent permitted by law. The Bylaws provide that such indemnification (other than in an action by or in the right of the registrant) shall be a contract right between each Agent and the registrant.

     The registrant's Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant has also purchased a liability insurance policy, which insures its directors and officers against certain liabilities, including liabilities under the Securities Act.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

     The following documents are filed or incorporated by reference as part of this Registration Statement:

    4.1  Specimen form of stock certificate(1)

    4.2  Cadiz Inc. Certificate of Incorporation, as amended(2)

    4.3 Amendment to Cadiz Inc. Certificate of Incorporation dated November 8, 1996(3)

    4.4 Amendment to Cadiz Inc. Certificate of Incorporation dated September 1, 1998(1)

    4.5 Amendment to Cadiz Inc. Certificate of Incorporation dated December 15, 2003(4)

    4.6  Certificate of Elimination of Series D Preferred Stock,
         Series E-1 Preferred Stock and Series E-2 Preferred Stock of Cadiz Inc. dated December 15, 2003(5)

    4.7  Certificate of Elimination of Series A Junior
         Participating Preferred Stock of Cadiz Inc., dated
         March 25, 2004(6)

    4.8  Amended and Restated Certificate of Designations of
         Series F Preferred Stock of Cadiz Inc. dated
         November 30, 2004(7)

    4.9 Second Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc. dated June 30,
         2006(8)

    4.10 Cadiz Inc. Bylaws, as amended(9)

    4.11 Credit Agreement dated June 26, 2006 among Cadiz
         Inc., Cadiz Real Estate LLC, the lenders party thereto and Peloton Partners LLP(10)

    4.12 Amendment No. 1 to Credit Agreement dated September 29,
         2006 among Cadiz Inc., Cadiz Real Estate LLC, the lenders party thereto and Peloton Partners LLP(11)

    4.13 Outside Director Compensation Plan(12)

    5.1  Opinion of Stephan, Oringher, Richman, Theodora & Miller, P.C.

    23.1  Consent of Independent Registered Public Accounting Firm

    23.2  Consent of Stephan, Oringher, Richman, Theodora
          & Miller, P.C. (included in Exhibit 5.1)

(1) Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference

(2) Previously filed as an exhibit to our registration statement on Form S-1 (Registration No. 33-75642) and incorporated herein by reference

(3) Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1996 and incorporated herein by reference

(4)  Previously filed as an exhibit to our annual report on Form
     10-K for the year ended December 31, 2003 and incorporated herein by reference

(5)  Previously filed as an exhibit to our annual report on Form
     10-K for the year ended December 31, 2003 filed on November
     2, 2004, and incorporated herein by reference

(6)  Previously filed as an exhibit to our annual report on Form
     10-K for the year ended December 31, 2003 filed on November
     2, 2004, and incorporated herein by reference

(7)  Previously filed as an exhibit to our current report on Form
     8-K dated November 30, 2004 and filed on December 2, 2004, and incorporated herein by reference

(8)  Previously filed as an exhibit to our current report on Form
     8-K dated July 6, 2006 and filed on July 6, 2006, and incorporated herein by reference

(9) Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference

(10) Previously filed as an exhibit to our registration statement on Form S-3 (Registration No. 333-126117) and incorporated herein by reference

(11) Previously filed as an exhibit to our current report on Form
     8-K dated October 4, 2006 and filed October 4, 2006, and incorporated herein by reference

(12) Previously filed as appendix B to our definitive proxy dated October 10, 2006 and filed October 10, 2006, and incorporated herein by reference


ITEM 9.   UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form
S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

       (4)  [Intentionally omitted]

       (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

       (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 14th day of November, 2006.

                                      CADIZ INC.

                                By: /s/Keith  Brackpool
                                    ---------------------------
                                    Keith Brackpool
                                    Chairman of the Board and
                                    Chief Executive Officer

      KNOW ALL YE BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Keith Brackpool and O'Donnell Iselin II, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                         Date
     ---------                -----                         ----

/s/Keith Brackpool        Chairman and Chief Executive    November 14, 2006
-----------------------    Officer(Principal Executive,
   Keith Brackpool         Financial and Accounting
                           Officer)


/s/O'Donnell Iselin II    Chief Financial Officer         November 14, 2006
-----------------------    (Principal Financial and
   O'Donnell Iselin II     Accounting Officer)


/s/Murray H. Hutchison    Director                        November 14, 2006
-----------------------
   Murray H. Hutchison


/s/Timothy J. Shaheen     Director                        November 14, 2006
-----------------------
   Timothy J. Shaheen


/s/Raymond J. Pacini      Director                        November 14, 2006
-----------------------
   Raymond J. Pacini


/s/Stephen J. Duffy       Director                        November 14, 2006
-----------------------
   Stephen J. Duffy


/s/Winston Hickox         Director                        November 14, 2006
-----------------------
   Winston Hickox


                         EXHIBITS INDEX

     The following documents are filed or incorporated by reference as part of this Registration Statement:

    4.1  Specimen form of stock certificate(1)

    4.2  Cadiz Inc. Certificate of Incorporation, as amended(2)

    4.3 Amendment to Cadiz Inc. Certificate of Incorporation dated November 8, 1996(3)

    4.4 Amendment to Cadiz Inc. Certificate of Incorporation dated September 1, 1998(1)

    4.5 Amendment to Cadiz Inc. Certificate of Incorporation dated December 15, 2003(4)

    4.6  Certificate of Elimination of Series D Preferred Stock,
         Series E-1 Preferred Stock and Series E-2 Preferred Stock of Cadiz Inc. dated December 15, 2003(5)

    4.7  Certificate of Elimination of Series A Junior
         Participating Preferred Stock of Cadiz Inc., dated
         March 25, 2004(6)

    4.8  Amended and Restated Certificate of Designations of
         Series F Preferred Stock of Cadiz Inc. dated
         November 30, 2004(7)

    4.9 Second Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc. dated June 30,
         2006(8)

    4.10 Cadiz Inc. Bylaws, as amended(9)

    4.11 Credit Agreement dated June 26, 2006 among Cadiz
         Inc., Cadiz Real Estate LLC, the lenders party thereto and Peloton Partners LLP(10)

    4.12 Amendment No. 1 to Credit Agreement dated September 29,
         2006 among Cadiz Inc., Cadiz Real Estate LLC, the lenders party thereto and Peloton Partners LLP(11)

    4.13 Outside Director Compensation Plan(12)

    5.1  Opinion of Stephan, Oringher, Richman, Theodora & Miller, P.C.

    23.1 Consent of Independent Registered Public Accounting Firm

    23.2 Consent of Stephan, Oringher, Richman, Theodora
         & Miller, P.C. (included in Exhibit 5.1)

(1) Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference

(2) Previously filed as an exhibit to our registration statement on Form S-1 (Registration No. 33-75642) and incorporated herein by reference

(3) Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1996 and incorporated herein by reference

(4)  Previously filed as an exhibit to our annual report on Form
     10-K for the year ended December 31, 2003 and incorporated herein by reference

(5)  Previously filed as an exhibit to our annual report on Form
     10-K for the year ended December 31, 2003 filed on November
     2, 2004, and incorporated herein by reference

(6)  Previously filed as an exhibit to our annual report on Form
     10-K for the year ended December 31, 2003 filed on November
     2, 2004, and incorporated herein by reference

(7)  Previously filed as an exhibit to our current report on Form
     8-K dated November 30, 2004 and filed on December 2, 2004, and incorporated herein by reference

(8)  Previously filed as an exhibit to our current report on Form
     8-K dated July 6, 2006 and filed on July 6, 2006, and incorporated herein by reference

(9) Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference

(10) Previously filed as an exhibit to our registration statement on Form S-3 (Registration No. 333-126117) and incorporated herein by reference

(11) Previously filed as an exhibit to our current report on Form
     8-K dated October 4, 2006 and filed October 4, 2006, and incorporated herein by reference

(12) Previously filed as appendix B to our definitive proxy dated
     October 10, 2006 and filed October 10, 2006, and incorporated herein by reference